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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                EDIETS.COM, INC.
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              Delaware                                   65-0687110
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      (State of incorporation or                       I.R.S. Employer
             organization                            Identification No.)


        3467 W. Hillsboro Boulevard
          Deerfield Beach, Florida                                   33442
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   (Address of principal executive offices)                       (zip code)


         Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                     Name of each exchange on which
       to be so registered                     each class is to be registered

              None                                         None

         Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock $.001 par value
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                                (Title of Class)

                         Common Stock Purchase Warrants
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                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant's Securities to be Registered.

              The information called for by this Item 1 is incorporated herein by reference to the section entitled "Description of Securities" contained in the Prospectus which forms a part of the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, file no. 333-93971 (the "Registration Statement").

Item 2.       Exhibits.

              1. Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registration Statement [defined above]

              2.      By-Laws of the Registration, incorporated by reference to
                      Exhibit 3.2 to the Registration Statement

              3. Form of Common Stock Certificate, incorporated by reference to Exhibit 4.3 to the Registration Statement

              4. Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 to the Registration Statement

              5.      Warrant Agreement, incorporated by reference to Exhibit
                      4.5 to the Registration Statement

                                    SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    eDiets.com, Inc.

                                    By: /S/ DAVID R. HUMBLE
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                                        David R. Humble, Chief Executive Officer


Date: May 4, 2000